UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 2, 2016

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2016 Annual Bonus Program
On May 2, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Rexford Industrial Realty, Inc. (the “Company”) approved an annual incentive bonus program for Messrs. Schwimmer, Frankel and Khan (the “executives”) for the Company’s 2016 fiscal year (the “2016 Bonus Program”). Under the 2016 Bonus Program, the executives are eligible to earn an annual incentive bonus based on their respective individual performances and the Company’s achievement of performance goals relating to (1) funds from operation (FFO) per share, (2) year-end same property pool occupancy, (3) aggregate re-leasing spreads, (4) same-property net operating income (NOI) growth and (5) general and administrative expenses.
The weighting of each component of the 2016 Bonus Program is as follows:

Performance Criteria	Weighting
FFO per share	30%
Year-end same property pool occupancy	15%
Aggregate Re-Leasing Spreads	15%
Same-Property NOI growth	10%
General & Administrative Expenses	10%
Subjective/Individual Executive Performance	20%

Bonus levels (expressed as a percentage of annual base salary) at threshold, target and maximum performance under the 2016 Bonus Program are as follows:

Name	Threshold Performance	Target Performance	Maximum Performance
Howard Schwimmer	50%	100%	150%
Michael Frankel	50%	100%	150%
Adeel Khan	50%	100%	125%

Performance between threshold and target and between target and maximum performance levels will be interpolated on a straight line basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Rexford Industrial Realty, Inc.
May 2, 2016	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
May 2, 2016	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)